SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Action Performance Companies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               ---------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

             -------------------------------------------------------------------
          2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
          3) Filing Party:

             -------------------------------------------------------------------
          4) Date Filed:

             -------------------------------------------------------------------

                       ACTION PERFORMANCE COMPANIES, INC.

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  March 2, 1998
--------------------------------------------------------------------------------



         The Annual Meeting of Shareholders of Action Performance Companies, Inc., an Arizona corporation (the "Company"), will be held at 10:00 a.m., on Monday, March 2, 1998, at The Fiesta Inn, 2100 S. Priest Drive, Tempe, Arizona 85282, for the following purposes:

         1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on January 23, 1998 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                        Sincerely,



Phoenix, Arizona                        Tod J. Wagenhals
January 28, 1998                        Secretary

                       ACTION PERFORMANCE COMPANIES, INC.
                             4707 East Baseline Road
                             Phoenix, Arizona 85040



                                 PROXY STATEMENT


                            VOTING AND OTHER MATTERS

General

         The enclosed proxy is solicited on behalf of Action Performance Companies, Inc., an Arizona corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on Monday, March 2, 1998 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at The Fiesta Inn, 2100 S. Priest Drive, Tempe, Arizona 85282.

         These proxy solicitation materials were first mailed on or about January 28, 1998, to all shareholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

         Shareholders of record at the close of business on January 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 16,014,044 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). Each holder of Common Stock voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting.

         The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for the election of directors, and (ii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.

         Arizona law requires cumulative voting in elections for directors, which means that each shareholder may cast that number of votes that is equal to the number of shares held of record, multiplied by the number of directors to be elected. Each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of nominees set forth in this

Proxy Statement, and (ii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Solicitation

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

         The Company's 1997 Annual Report to Shareholders, which was mailed to shareholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

         The Company will provide upon written request, without charge to each shareholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the fiscal year ended September 30, 1997, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.


                             ELECTION OF DIRECTORS

Nominees

         The Company's bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. All directors are elected at each annual meeting of the Company's shareholders. Directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.

         A board of eight directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The following table sets forth certain information regarding the Company's directors and executive officers.

                         Name                        Age                    Position Held
                         ----                        ---                    -------------

         Fred W. Wagenhals......................     56       Chairman of the Board, President, and
                                                                Chief Executive Officer
         Tod J. Wagenhals.......................     33       Executive Vice President, Secretary, and Director
         Charles C. Blossom, Jr.................     47       Vice President, Chief Operating Officer, and Director
         Christopher S. Besing..................     37       Vice President, Chief Financial Officer,
                                                                Treasurer, and Director
         Melodee L. Volosin.....................     33       Vice President - Wholesale Division and Director
         John S. Bickford, Sr...................     51       Vice President - Strategic Alliances and Director
         Jack M. Lloyd..........................     48       Director
         Robert H. Manschot.....................     54       Director


         Fred W. Wagenhals has served as Chairman of the Board, President, and Chief Executive Officer of the Company since November 1993 and served as Chairman of the Board and Chief Executive Officer from May 1992 until September 1993 and as President from July 1993 until September 1993. Mr. Wagenhals co-founded Racing Champions, Inc. in April 1989 and served as a director of that company until April 1993. From October 1990 until May 1992, Mr. Wagenhals served as Chairman of the Board and Chief Executive Officer of Race Z, Inc. and Action Performance Sales, Inc. ("APS"), which were engaged in sales of promotional products and collectible items related to the racing industry.

         Tod J. Wagenhals has served as Executive Vice President of the Company since July 1995, as a director of the Company since December 1993, and as Secretary of the Company since November 1993. Mr. Wagenhals served as a Vice President of the Company from September 1993 to July 1995. Mr. Wagenhals served in various marketing capacities with the Company from May 1992 until September 1993 and with APS from October 1991 until May 1992. Mr. Wagenhals was National Accounts Manager of Action Products, Inc. from January 1989 to October 1991. Mr. Wagenhals is the son of Fred W. Wagenhals.

         Charles C. Blossom, Jr. has served as Vice President, Chief Operating Officer, and as a director of the Company since November 1997. Mr. Blossom served as Senior Vice President -- Sales and Marketing of the Company from July 1997 to November 1997. From January 1996 to July 1997, Mr. Blossom was engaged in providing professional business consulting services. From October 1992 to January 1996, Mr. Blossom served as President of Mac Tools, a $300 million subsidiary of The Stanley Works, which manufactures and distributes tools and equipment to the automotive aftermarket. Mr. Blossom served as Vice President - Sales and Marketing of Mac Tools from May 1992 to October 1992 and as Vice President - Air Tool Operations from September 1989 to May 1992. From December 1983 to September 1989, Mr. Blossom owned and operated American Pneumatic Technologies, Inc. before selling that business to Mac Tools.

         Christopher S. Besing has served as a Vice President and the Chief Financial Officer of the Company since joining the Company in January 1994, as a director of the Company since May 1995, and as Treasurer of the Company since February 1996. Prior to joining the Company, Mr. Besing held several financial and accounting positions with Orbital Sciences Corporation ("OSC") from September 1986 to December 1993, most recently as Director of Accounting and Controller of OSC's Launch Systems Group in Chandler, Arizona. Prior to joining OSC, Mr. Besing was employed as an accountant with Arthur Andersen LLP from January 1985 to August 1986. Mr. Besing is a Certified Public Accountant.

         Melodee L. Volosin has served as the Company's Vice President - Wholesale Division since September 1997 and has been a director of the Company since January 1997. Ms. Volosin served as the Director of the Company's Wholesale Division from May 1992 to September 1997. Ms. Volosin's duties include managing all of the

Company's wholesale distribution of die-cast collectibles and other products, including advertising programs and budgeting. From 1983 to May 1992, Ms. Volosin served in various marketing capacities with Action Products, Inc. and its predecessors.

         John S. Bickford, Sr. has served as the Company's Vice President - Strategic Alliances since July 1997 and as a director of the Company since January 1997. Mr. Bickford also served as a consultant to the Company from January 1997 to June 1997. Mr. Bickford has served as President of Bickford Motorsports, Inc., which provides consulting and special project coordination services to race car drivers, car owners, and other businesses, from 1990 to the present. Mr. Bickford also publishes Racing for Kids magazine. From 1976 to the present, Mr. Bickford has served as President of MPD Racing Products, Inc., which manufactures race car parts for distribution through speed shops and high-performance engine shops. Mr. Bickford served as Vice President and General Manager of Jeff Gordon, Inc. from 1990 to 1995. Mr. Bickford currently serves as a director of Equipoise Balancing, Inc., a privately held company.

         Jack M. Lloyd has served as a director of the Company since July 1995. Mr. Lloyd has served as the President and Chief Executive Officer of DenAmerica Corp., a publicly held corporation that is the largest franchisee of Denny's restaurants in the United States and owns and franchises Black-eyed Pea restaurants, since March 1996 and as Chairman of the Board of DenAmerica Corp. since July 1996. Mr. Lloyd served as the Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp. ("Denwest"), the second largest franchisee of Denny's restaurants in the United States, from 1987 until its merger with DenAmerica Corp. in March 1996. Mr. Lloyd also served as President of Denwest from 1987 until November 1994. Mr. Lloyd engaged in commercial and residential real estate development and property management as president of First Federated Investment Corporation during the early and mid-1980s. Mr. Lloyd currently serves as a director of Star Buffet, Inc., a publicly held company, and Masterview Window Company, a privately held company.

         Robert H.  Manschot has served as a director of the Company  since July
1995. Mr. Manschot currently serves as Chairman and Chief Executive Officer of Seceurop Security Services in the United Kingdom and engages in business consulting services and venture capital activities as Chairman of RHEM International Enterprises, Inc. Mr. Manschot served as President and Chief Executive Officer of Rural/Metro Corporation ("Rural/Metro"), a publicly held provider of ambulance and fire protection services, from October 1988 until March 1995. Mr. Manschot joined Rural/Metro in October 1987 as Executive Vice President, Chief Operating Officer and a member of its Board of Directors. Mr. Manschot was with the Hay Group, an international consulting firm, from 1978 until October 1987, serving as Vice President and a partner from 1984, where he led strategic consulting practices in Brussels, Asia, and the western United States. Prior to joining the Hay Group, Mr. Manschot spent 10 years with several leading international hotel chains in senior operating positions in Europe, the Middle East, Africa, and the United States. Mr. Manschot currently serves as a director of Samoth Capital Corporation and Premium Cigars International, both of which are publicly traded companies, and as a director of LBE Technologies, Inc., Thomas Pride Development, Inc., and Sports Southwest, Inc., all of which are privately held companies.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company held 11 meetings during the fiscal year ended September 30, 1997. Each of the Company's directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1997, and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during fiscal 1997.

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees consisting of one or more directors. The Audit Committee, which consists of Jack M. Lloyd and Robert H. Manschot, the non-employee directors of the Company, reviews the annual financial statements, the significant accounting issues, and the scope of the audit with the Company's independent auditors and discusses with the auditors any other audit related matters that may arise during the year. The Compensation Committee, which consists of Jack M. Lloyd and Robert H. Manschot, reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Senior Committee, which consists of Jack M. Lloyd and Robert H.

Manschot, administers the discretionary program of the Company's 1993 Stock Option Plan with respect to grants of stock options and awards to officers of the Company, directors who are employees of the Company, and persons who own more than 10% of the Company's issued and outstanding Common Stock.

Director Compensation and Other Information

         Employees of the Company do not receive compensation for serving as members of the Company's Board of Directors. Non-employee directors receive $2,500 for each meeting attended in person. All directors are reimbursed for their expenses in attending meetings of the Board of Directors. Directors who are employees of the Company are eligible to receive stock options pursuant to the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, each of Messrs. Lloyd and Manschot received an automatic grant of options to acquire 10,000 shares of the Company's Common Stock (as adjusted for the two-for-one stock split effected in May 1996) on the date they were first elected as directors of the Company. In addition, each subsequent non-employee director of the Company will receive an automatic grant of options to acquire 10,000 shares of the Common Stock upon the date of his or her election or appointment as directors. Non-employee directors also receive an automatic grant of options to purchase 8,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company. Accordingly, each of Messrs. Lloyd and Manschot will receive an automatic grant of options to purchase 8,000 shares of Common Stock on the date of the Meeting. Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretionary program of the 1993 Plan. See "Executive Compensation - 1993 Stock Option Plan."

                             EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

         The  following  table sets forth  certain  information  concerning  the compensation for the fiscal years ended September 30, 1995, 1996, and 1997 earned by the Company's Chief Executive Officer and by the Company's other executive officers whose cash salary and bonus exceeded $100,000 during fiscal 1997 (the "Named Officers"). No other officer of the Company received compensation of $100,000 or more during fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                       Compensation
                                                                                       ------------
                                                                                          Awards
                                                                                       ------------
                                                          Annual Compensation           Securities      All Other
                                                          -------------------           Underlying    Compensation
Name and Principal Position                Year        Salary($)(1)    Bonus($)        Options(#)(2)      ($)(3)
---------------------------                ----        ------------    --------        -------------      ------
Fred W. Wagenhals                          1997        $276,923        $ 50,000          16,000         $  1,952
  Chairman of the Board, President,        1996         250,000          75,000            --              4,854
  and Chief Executive Officer              1995         164,423          23,000          50,000            3,173

Tod J. Wagenhals                           1997        $112,500        $ 21,000          15,000         $  2,673
  Executive Vice President,                1996          75,000          26,000          20,000            1,832
  Secretary, and Director                  1995          59,596           8,000          50,000            1,247

Christopher S. Besing                      1997        $113,462        $ 21,000          15,000         $  2,535
  Vice President, Chief Financial          1996          75,000          26,000          20,000            1,572
  Officer, Treasurer, and Director         1995          71,250          10,000          50,000            1,425

------------------

(1) Messrs. Wagenhals, Wagenhals, and Besing also received certain perquisites, the value of which did not exceed 10% of their salary and bonus during fiscal 1997. The Company offers its employees, including officers, medical and life insurance benefits.
(2) The exercise price of all stock options granted were equal to the fair market value of the Company's Common Stock on the date of grant.
(3) Amounts shown for fiscal 1997 represent matching contributions made by the Company to the Company's 401(k) Plan.

         The following table provides information on stock options granted to the Company's Named Officers during the fiscal year ended September 30, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable
                                                Individual Grants                          Value at Assumed
                         ------------------------------------------------------------        Annual Rates
                           Number of         % of Total                                     of Stock Price
                          Securities           Options                                       Appreciation
                          Underlying         Granted to        Exercise                   for Option Term(2)
                            Options         Employees in        Price      Expiration     ------------------
Name                     Granted (#)(1)      Fiscal Year        ($/Sh)        Date          5%         10%
----                     --------------      -----------        ------        ----          --         ---
Fred W. Wagenhals            16,000             7.8%            $19.50       4/3/03      $106,080    $240,800
Tod J. Wagenhals             15,000             7.3%            $19.50       4/3/03      $ 99,450    $225,750
Christopher S. Besing        15,000             7.3%            $19.50       4/3/03      $ 99,450    $225,750

------------------

(1) The options were granted at the fair value of the shares on the date of grant and have six-year terms. One-third of the options vest and become exercisable on each of the first, second, and third anniversaries of the date of grant.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the Company's Common Stock.

         The following table provides information on options exercised in the last fiscal year by the Company's Named Officers and the value of each such officer's unexercised options at September 30, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUE AS OF SEPTEMBER 30, 1997

                                                                       Number of Securities               Value of Unexercised
                                                                      Underlying Unexercised              In-the Money Options
                                                                  Options at Fiscal Year-End (#)        at Fiscal Year-End ($)(1)
                             Shares Acquired      Value          -------------------------------     -------------------------------
Name                         on Exercise (#)   Realized ($)      Exercisable       Unexercisable     Exercisable       Unexercisable
---------------------        ---------------   ------------      -----------       -------------     -----------       -------------

Fred W. Wagenhals                     0                 0           290,000            16,000        $7,833,750        $  154,000
Tod J. Wagenhals                 30,600        $  589,630           146,066            28,334        $3,847,346        $  391,054
Christopher S. Besing            23,528        $  676,430            33,138            28,334        $  781,812        $  391,054

------------------

(1) Calculated based upon the closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1997 of $29.125 per share.

401(k) Profit Sharing Plan

         In October 1994, the Company established a defined contribution plan (the "401(k) Plan") that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under the 401(k) Plan, participating employees may defer from 1% to 15% of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. The Company will contribute $.50 for each dollar contributed by the employee, up to a maximum contribution of 2% of the employee's defined compensation. In addition, the 401(k) Plan provides that the Company may make an employer profit sharing contribution in such amounts as may be determined by the Board of Directors.

1993 Stock Option Plan

         The Company's 1993 Stock Option Plan, as amended, provides for the granting of options to acquire Common Stock of the Company ("Options"), the direct granting of Common Stock ("Stock Awards"), the granting of stock appreciation rights ("SARs"), and the granting of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). The 1993 Plan is intended to comply with Rule 16b-3 as promulgated under the Exchange Act with respect to persons subject to Section 16 of the Exchange Act. The Company believes that the 1993 Plan is important in attracting and retaining executives and other key employees and constitutes a significant part of the compensation program for key personnel, providing them with an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to use their best efforts for the long-term success of the Company. The 1993 Plan will remain in effect until September 24, 2001.

         A total of 2,750,000 shares of Common Stock may be issued under the 1993 Plan. As of January 23, 1998, an aggregate of 1,340,612 shares of the Company's Common Stock has been issued upon exercise of Options granted pursuant to the 1993 Plan, and there were outstanding Options to acquire an additional 1,143,028 shares of the Company's Common Stock. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1993 Plan. If any change is made in the stock subject to the 1993 Plan, or subject to any Option or SAR granted under the 1993 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1993 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1993 Plan and the number of shares and exercise price per share of stock subject to outstanding Options.

         Options and Awards may be granted only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel, including officers and directors of the Company or its subsidiaries, or (ii) consultants and independent contractors who provide valuable services to the Company or to its subsidiaries. Options that are incentive stock options may only be granted to employees of the Company or its subsidiaries. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code. No employee of the Company may receive grants of Options or Awards representing more than 50 percent of the shares of Common Stock issuable under the 1993 Plan.

         The exercise prices, expiration dates, maximum number of shares purchasable, and the other provisions of the Options will be established at the time of grant. The exercise prices of Options that are not incentive stock options may not be less than 85% of the fair market value of the Common Stock at the time of the grant, and the exercise prices of incentive stock options may not be less than 100% (110% if the option is granted to a shareholder who at the time the option is granted owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock at the time of the grant. Options may be granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as may be determined upon a grant of the Options. To exercise an Option, the optionholder will be required to deliver to the Company full payment of the exercise price of the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, bank cashier's check or shares of Common Stock of the Company.

         Unless otherwise authorized by the Board of Directors in its sole discretion, Options granted under the 1993 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the optionholder and, during the lifetime of the optionholder, are exercisable only by such optionholder. Unless the terms of the stock option agreement otherwise provide, in the event of the death or termination of the employment or services of the participant (but never later than the expiration of the term of the Option) Options may be exercised within a one-month period. If termination is by reason of disability, however, Options may be exercised by the optionholder or the optionholder's estate or successor by bequest or inheritance during the period ending one year after the optionholder's retirement (but not later than the expiration of the term of the option). Termination of employment at any time for cause immediately terminates all Options held by the terminated employee.

         The 1993 plan includes an automatic program that provides for the automatic grant of stock options ("Automatic Options") to non-employee directors. Each non-employee director serving on the Board of Directors on the date the amendments to the 1993 Plan providing for the automatic program were approved by the Company's shareholders received Automatic Options to acquire 10,000 shares of Common Stock (as adjusted for a subsequent stock split) on that date, and each subsequently newly elected non-employee member of the Board of Directors will receive Automatic Options to acquire 10,000 shares of Common Stock on the date of his or her first appointment or election to the Board of Directors. In addition, Automatic Options to acquire 8,000 shares of Common Stock are automatically granted to each non-employee director at the meeting of the Board of Directors held immediately after each annual meeting of shareholders. All Automatic Options vest and become exercisable immediately upon grant. A non-employee member of the Board of Directors is not eligible to receive the 8,000-share Automatic Option grant if that option grant date is within 30 days of such non-employee member receiving the 10,000-share Automatic Option grant. The exercise price per share of Common Stock subject to Automatic Options granted under the 1993 Plan will be equal to 100% of the fair market value of the Company's Common Stock (as defined in the 1993 Plan) on the date such options are granted. The Company believes that the automatic grant of stock options to non-employee directors is necessary to attract, retain, and motivate independent directors.

         The Company also may grant Awards to Eligible Persons under the 1993 Plan. SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the market value of the Common Stock on the date the SAR is first exercised or surrendered. Stock Awards entitle the recipient to directly receive Common Stock. Cash Awards entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company.

Limitation of Directors' Liability; Indemnification of Directors, Officers, Employees, and Agents

         The Company's Amended and Restated Articles of Incorporation (the "Restated Articles") eliminate the personal liability of any director of the Company to the Company or its shareholders for money damages for any action taken or failure to take any action as a director of the Company, to the fullest extent allowed by the Arizona Business Corporation Act (the "Business Corporation Act"). Under the Business Corporation Act, directors of the Company will be liable to the Company or its shareholders only for (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) an intentional infliction of harm on the Company or its shareholders; (c) certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. The effect of these provisions in the Restated Articles is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (d) above. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Company's Restated Articles require the Company to indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director of the Corporation, to the fullest extent allowed by the Business Corporation Act. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the
Business Corporation Act, subject to the requirements of the Business Corporation Act. In addition, the Company, in its sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as an officer, employee or agent of the Company, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case the Company is required to indemnify to the fullest extent required by the Business Corporation Act.


                              CERTAIN TRANSACTIONS

         The Company currently leases a building in Tempe, Arizona, containing approximately 46,000 square feet, which the Company utilized for its corporate, administrative and sales offices and warehouse facilities prior to September 1997. Fred W. Wagenhals currently owns a one-third interest in F. W.
Investments, a partnership that owns this facility. The Company paid F.W. Investments rent of approximately $183,000 during fiscal 1997.

         In November 1996, the Company issued to the seller of Sports Image and persons affiliated with the seller an aggregate of 403,361 shares of Common Stock as a portion of the consideration paid for the assets and liabilities of Sports Image, Inc. Joseph M. Mattes, who served as an officer and director of the Company from December 1996 until June 1997, received 15,000 shares of Common Stock as part of that transaction.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

         The Company's Board of Directors has appointed a Compensation Committee (the "Committee"), consisting of non-employee members of the Board of Directors, which makes decisions on the compensation of the Company's executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

         The Company's compensation program for executive officers consists primarily of base salary, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all employees of the Company.

         The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building shareholder value. Stock option grants are intended to result in minimal or no rewards if the price of the Company's Common Stock does not appreciate, but may provide substantial rewards to executives as the Company's shareholders in general benefit from stock price appreciation.

         The Company follows a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors, as discussed below, receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended September 30, 1997, the Committee took into account, among other things, the financial results of the Company, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

Base Salary

         Base salaries for executive positions are established relative to the Company's financial performance and comparable positions in similarly sized companies. From time to time, the Company may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also will take into account individual experience and performance, salary levels relative to other positions within the Company, and specific needs particular to the Company.

         The  Committee  reviews  salaries  recommended  by the Chief  Executive
Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer are made by the Committee in conjunction with the Chief Executive Officer. The Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. After reviewing the Chief Executive Officer's recommendations, the Committee approved base salary increases for the Company's executive officers during fiscal 1997 as a result of increased responsibilities and the Company's financial performance during the year.

Annual Discretionary Bonuses

         Annual discretionary bonuses are based on the Company's financial performance and the efforts of its executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. The Committee reviews discretionary bonuses recommend by the Chief Executive Officer for executives officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer takes into consideration the Company's achievement of sales, net income, and other performance criteria as well as individual responsibility, performance, and compensation levels. The Committee reviews these recommendations with the Chief Executive Officer and makes final adjustments to the discretionary bonus amounts. The Committee's evaluation of the factors described above is subjective, with no particular weight being assigned to any one factor. During the first quarter of fiscal 1997, the Company paid incentive bonuses to its executive officers for their performance during fiscal 1996.

Stock Option Grants

         The Company strongly believes in utilizing grants of stock options to tie executive rewards directly to the long-term success of the Company and increases in shareholder value. Stock option grants also will enable executives to develop and maintain a significant ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 1997, the Board of Directors granted options to acquire 16,000, 15,000, and 15,000 shares of Common Stock at an exercise price of $19.50 per share to Fred W. Wagenhals, Tod J. Wagenhals, and Christopher S. Besing, respectively.

Other Benefits

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Chief Executive Officer Compensation

         The Committee considers the same factors outlined above for other executive officers in evaluating the base salary, incentive bonus, and other compensation of Fred W. Wagenhals, the Company's Chairman of the Board, President, and Chief Executive Officer. The Committee's evaluation of Mr.
Wagenhals' base salary and incentive bonus is subjective, with no particular weight assigned to any one factor. During fiscal 1997, the Company increased Mr. Wagenhals base salary from $250,000 to $350,000 per annum as a result of the significant increases in the Company's sales, net income, and other criteria. In addition, during the first quarter of fiscal 1997 the Company paid a bonus of $50,000 to Mr. Wagenhals for his performance during fiscal 1996.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes that its compensation arrangements with its executive officers will not exceed the limits on deductibility during its current fiscal year.

         This report has been furnished by the members of the Compensation Committee of the Board of Directors of Action Performance Companies, Inc.

                  Jack M. Lloyd
                  Robert H. Manschot

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During  the  fiscal  year  ended  September  30,  1997,  the  Company's
Compensation Committee consisted of Jack M. Lloyd and Robert H. Manschot. Neither of such individuals had any contractual or other relationships with the Company during such fiscal year except as directors.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers and greater than 10 percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended September 30, 1997, and written representations that no other reports were required, the Company believes that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year except that (i) Melodee L. Volosin and John
S. Bickford, Sr. each filed a late report on Form 3 with respect to their ownership of the Company's securities as of the date that they became directors of the Company, and (ii) Christopher S. Besing filed a late report on Form 5 covering one transaction.

                                PERFORMANCE GRAPH

         The following line graph compares cumulative total shareholder returns for (i) the Company's Common Stock; (ii) the Standard & Poor's SmallCap 600 Index (the "SmallCap 600"); and (iii) the Russell 2000 Index (the "Russell 2000"). At this time, the Company does not believe it can reasonably identify an industry peer group. The Company has instead selected the Russell 2000, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the SEC.

         The graph assumes an investment of $100 in each of the Company's Common Stock on April 27, 1993, the date on which the Company's Common Stock became registered under Section 12 of the Exchange Act as a result of the Company's initial public offering, and an investment in each of the SmallCap 600 and the Russell 2000 of $100 on March 31, 1993. The graph covers the period from April 27, 1993 through the fiscal year ended September 30, 1997.

         The calculation of cummulative shareholder return for the SmallCap 600 and the Russell 2000 includes reinvestment of dividends. The calculation of cumulative shareholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                                                           Cumulative Total Return
                                            ----------------------------------------------------
                                            4/27/93     9/93     9/94     9/95     9/96     9/97
                                            -------     ----     ----     ----     ----     ----
ACTION PERFORMANCE COMPANIES, INC    ACTN    100.00    80.00    82.00   272.00   412.00   932.00
S & P SMALLCAP 600                   I600    100.00   112.63   111.98   141.30   162.93   223.16
RUSSELL 2000                         IR20    100.00   111.10   113.95   140.72   159.10   212.03

            SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS,
                                  AND OFFICERS

         The following table sets forth certain information regarding the shares of the Company's outstanding Common Stock beneficially owned as of January 23, 1998 by (i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5% of the Company's Common Stock.

                                                          Number of Shares                  Approximate
Name and Address of                                         and Nature of                  Percentage of
Beneficial Owner(1)                                    Beneficial Ownership(2)         Outstanding Shares(2)
-------------------                                    -----------------------         ---------------------
Directors and Executive Officers
Fred W. Wagenhals....................................      2,389,600 (3)                       14.7%
Tod J. Wagenhals.....................................        147,522 (4)                        *
Charles C. Blossom, Jr...............................         50,000 (5)                        *
Christopher S. Besing................................         56,666 (6)                        *
Melodee L. Volosin...................................         30,833 (7)                        *
John S. Bickford, Sr.................................         15,693 (8)                        *
Jack M. Lloyd........................................         26,000 (9)                        *
Robert H. Manschot...................................         30,000 (10)                       *
All directors and executive officers
as a group (eight persons)...........................      2,746,314                           16.5%

--------------------
* Less than 1% of outstanding shares of Common Stock

(1) Each person named in the table has sole voting and investment power with respect to all Common Stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each of such persons may be reached through the Company at 4707 East Baseline Road, Phoenix, Arizona 85040.

(2) The percentages shown are calculated based upon 16,014,044 shares of Common Stock outstanding on January 23, 1998. The numbers and percentages shown include the shares of Common Stock actually owned as of January 23, 1998 and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of January 23, 1998 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Represents 2,099,600 shares of Common Stock and vested options to acquire 290,000 shares of Common Stock.

(4) Represents 1,456 shares of Common Stock and vested options to acquire 146,066 shares of Common Stock.

(5)   Represents vested options to acquire 50,000 shares of Common Stock.

(6) Represents 23,528 shares of Common Stock and vested options to acquire 33,138 shares of Common Stock.

(7)   Represents vested options to acquire 30,833 shares of Common Stock.

(8)   Includes 50 shares held by Mr. Bickford as custodian for Boston Reid.

(9)   Represents vested options to acquire 26,000 shares of Common Stock.

(10) Represents 4,000 shares of Common Stock and vested options to acquire 26,000 shares of Common Stock.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1998 and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF SHAREHOLDERS PROPOSALS

         Shareholder proposals that are intended to be presented by such shareholders at the annual meeting of shareholders of the Company to be held during calendar 1999 must be received by the Company no later than September 30, 1998 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                         Dated: January 28, 1998

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                                 ACTION PERFORMANCE COMPANIES, INC.

                                                 1998 ANNUAL MEETING OF SHAREHOLDERS


                  The undersigned shareholder of ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the "Company"),  hereby acknowledges  receipt of the Notice of Annual Meeting of  Shareholders  and Proxy  Statement of the Company,  each dated January 28,
1998, and hereby appoints Fred W. Wagenhals and Christopher S. Besing,  and each of them, proxies and  attorneys-in-fact,  with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of ACTION PERFORMANCE COMPANIES, INC., to be held on Monday, March 2, 1998, at 10:00 a.m., local time, at The Fiesta
Inn, 2100 S. Priest Drive, Tempe,  Arizona 85282, and at any adjournment or adjournments  thereof,  and to vote all shares of Common
Stock which the undersigned  would be entitled to vote if then and there personally  present on the matters set forth on the reverse side of this Proxy Card.

                                           (Continued and to be signed on the other side.)

[X]               Please mark your votes as in this example
                                                         WITHHOLD
                         FOR all nominees                AUTHORITY
                      listed at right (except     to vote for all nominees
                           as indicated)              listed at right         Nominees:   Fred W. Wagenhals
1.       ELECTION              [ ]                          [ ]                           Tod J. Wagenhals
         OF                                                                               Christopher S. Besing
         DIRECTORS:                                                                       Charles C. Blossom, Jr.
                                                                                          Melodee L. Volosin
If you wish to withhold authority to vote for any                                         John S. Bickford, Sr.
individual nominee, strike a line through that nominee's                                  Jack M. Lloyd
name in the list at right.                                                                Robert H. Manschot

2.       Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 1998.

          [ ] FOR                                [ ] AGAINST                                     [ ] ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE
RATIFICATION  OF THE  APPOINTMENT  OF ARTHUR  ANDERSEN  LLP AS THE  INDEPENDENT  AUDITORS OF THE  COMPANY;  AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority  of such  attorneys-in-fact  or  substitutes  as shall be present  and shall act at said  meeting or any  adjournment  or adjournments  thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                              Sign, date, and return the Proxy Card promptly using the enclosed envelope.


Signature                                                                                 Dated:             , 1998
         -----------------------------------  ------------------------------------------        -------------
                                                     Signature if held jointly

                                              (This Proxy should be dated,  signed by the shareholder(s)  exactly as his or her name appears hereon, and returned promptly in the enclosed  envelope.  Persons signing in a fiduciary  capacity  should so  indicate.  If shares  are held by joint  tenants or as community property, both shareholders should sign.)
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